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THERAVANCE BIOPHARMA, INC.

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Theravance Biopharma, Inc. Announces Appointment of Jim Kelly, Managing Director at Weiss Asset Management, to Board of Directors

DUBLIN, IRELAND – April 11, 2023 – Theravance Biopharma, Inc. (“Theravance Biopharma” or the “Company”) (NASDAQ: TBPH) today announced the appointment of Jim Kelly, Managing Director at Weiss Asset Management, the Company’s second largest shareholder, to its Board of Directors. With the appointment of Mr. Kelly, four new directors have joined the Company’s Board of Directors since 2018 as part of its ongoing board refreshment process.

“We are pleased to welcome Jim Kelly to the Theravance Board of Directors. Weiss Asset Management has been one of our largest shareholders since 2021, and Jim has extensive investment experience as well as a thorough understanding of our industry, our Company and the communities we serve,” said Rick E Winningham, Chairman and CEO. “We believe Jim’s perspective, knowledge of the capital markets and deep financial acumen are highly valuable to, and further strengthen, our Board as we continue to execute on our strategy and seek to maximize value for all of our shareholders.”

“I am excited to join the Board of Directors of Theravance Biopharma,” said Mr. Kelly. “I am personally devoted to the success of this Company, and I am committed to leveraging my experience to support the Company in achieving its full potential. I look forward to working collaboratively with my fellow Board members and management to drive continued success for the Company and deliver short- and long-term growth and shareholder returns.”

Mr. Kelly is currently a Managing Director of Weiss Asset Management and a member of the firm’s Investment Committee. Mr. Kelly has nearly twenty years of experience as a professional investor in the public and private markets and a decade of experience investing in healthcare. Prior to joining Weiss Asset Management, Mr. Kelly was an analyst at Farallon Capital Management, Madison Dearborn Partners and Lehman Brothers. Founded in 1991 and based in Boston, Weiss Asset Management has approximately $3 billion in assets under management.

About Theravance Biopharma

Theravance Biopharma, Inc.’s focus is to deliver Medicines that Make a Difference® in people’s lives. In pursuit of its purpose, Theravance Biopharma leverages decades of expertise, which has led to the development of FDA-approved YUPELRI® (revefenacin) inhalation solution indicated for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD). Ampreloxetine, its late-stage investigational norepinephrine reuptake inhibitor in development for symptomatic neurogenic orthostatic hypotension, has the potential to be a first in class therapy effective in treating a constellation of cardinal symptoms in multiple symptom atrophy patients. The Company is committed to creating/driving shareholder value.

For more information, please visit www.theravance.com.

THERAVANCE BIOPHARMA®, THERAVANCE® and the Cross/Star logo are registered trademarks of the Theravance Biopharma group of companies (in the U.S. and certain other countries).

YUPELRI® is a registered trademark of Mylan Specialty L.P., a Viatris company. Trademarks, trade names or service marks of other companies appearing in this press release are the property of their respective owners.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, expectations and future events. Theravance Biopharma intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to execution on the Company’s strategy, the maximization of shareholder value, and the Company’s goals, designs, strategies, plans and objectives. These statements are based on the current estimates and assumptions of the management of Theravance Biopharma as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance Biopharma to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing, enrolling or completing clinical studies; the potential that results from clinical or non-clinical studies indicate the Company’s product candidates or product are unsafe, ineffective or not differentiated; risks of decisions from regulatory authorities that are unfavorable to the Company; dependence on third parties to conduct clinical studies; delays or failure to achieve and maintain regulatory approvals for product candidates; risks of collaborating with or relying on third parties to discover, develop, manufacture and commercialize products; risks associated with establishing and maintaining sales, marketing and distribution capabilities with appropriate technical expertise and supporting infrastructure; ability to retain key personnel; the ability of the Company to protect and to enforce its intellectual property rights; volatility and fluctuations in the trading price and volume of the Company’s shares; and general economic and market conditions. Other risks affecting Theravance Biopharma are in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 1, 2023, and other periodic reports filed with the SEC. In addition to the risks described above and in Theravance Biopharma’s filings with the SEC, other unknown or unpredictable factors also could affect Theravance Biopharma’s results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance Biopharma assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Important Additional Information and Where to Find It

Theravance Biopharma filed proxy materials with the SEC in connection with the solicitation of proxies for the Company’s 2023 Annual General Meeting of Shareholders (the “Annual Meeting”). On March 28, 2023, Theravance Biopharma filed a definitive proxy statement (the “Proxy Statement”) together with a WHITE proxy card. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) filed by the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website https://investor.theravance.com/.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Annual Meeting. Additional information regarding the identity of these potential participants (none of whom, other than Rick Winningham, own in excess of one percent (1%) of the Company’s shares) and their direct or indirect interests, by security holdings or otherwise, have been set forth in the Proxy Statement and other materials filed and to be filed with the SEC in connection with the Annual Meeting. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Contact:
investor.relations@theravance.com
650-808-4045